Exhibit 10.7

WORK ORDER NO. 8

THIS WORK ORDER NO. 8 is by and between RADIUS HEALTH, INC. (“RADIUS”) and LONZA Sales Ltd, a Swiss company having an address at Muenchensteinerstrasse 38, CH-4002 Basel, Switzerland (together with its Affiliates, “Manufacturer”), and upon execution will be incorporated into the Development and Manufacturing Services Agreement between RADIUS and Manufacturer dated October 16, 2007 (the “Agreement”). Capitalized terms in this Work Order will have the same meanings as set forth in the Agreement.

RADIUS hereby engages Manufacturer to provide Services, as follows:

1.                                      API/Drug Substance and Product.

BA058

Peptide Sequence:  H-Ala-Val-Ser-Glu-His-Gln-Leu-Leu-His-Asp-Lys-Gly-Lys-Ser-Ile-Gln-Asp-Leu-Arg-Arg-Arg-Glu-Leu-Leu-Glu-Lys-Leu-Leu-Aib-Lys-Leu-His-Thr-Ala-NH2

2.                                      Services.  Manufacturer will render to RADIUS the following Services:

•                  Manufacturing of an RS solution and supply of 60 RS vials to Vetter: Price 5025€

•                  Supply of other powder samples to Vetter: Price 2015€

• 1 x 60task0 mg of RDS-001 / 3 AL1 (powder)

• 1x 100 mg de SF278 (powder)

• 2 x 100 mg de RDS-001-RS/8AK1R (powder)

• Transport of samples and vials to Vetter

•                  Stability on RS solution: Price 16200€

•                  VDS hold time study (analysis of 12 samples in duplicate): Price 3625€

Additional Services:

In addition the price for scanning batch records will be invoiced at 0.35€/page, it is estimated that there a few thousand pages to be scanned.

Timelines

Radius shall place purchase orders with Manufacturer in accordance with Work Order 8, and the work will be initiated upon receipt of the PO.

The deliverables will include regular updates (status reports, conference calls), as requested by RADIUS.

3.                                      Facilities.  The Services described above will be rendered at the Facility unless another facility of Manufacturer is indicated below:

N/A

4.                                      RADIUS Materials.  RADIUS will provide to Manufacturer the following materials to be used by Manufacturer to perform the Services:

None

5.                                      RADIUS Equipment.

None

6.                                      Manufacturer Representative.

Debra Sponholtz, Director, Sales and Business Development, Lonza

7.                                      RADIUS Representative.

David Hanley, Executive Director, Technical Operations

8.                          Compensation.  Radius will be invoiced 50% upon signature of this WO (€13,432.50) and 50% upon Completion of each Activity. The total compensation due Manufacturer for Services under this Work Order is not expected to exceed €26,865 excluding scanning of Batch records.

9.                          General: RADIUS and Manufacturer must agree in advance of either party making any change in the compensation due hereunder. Manufacturer will invoice RADIUS to the attention of David Hanley, for Services rendered under this Agreement.  Manufacturer will invoice RADIUS for all amounts due under this Work Order.  All undisputed payments will be made by RADIUS within thirty (30) days of receipt of invoice.

All other terms and conditions of the Agreement will apply to this Work Order.    Reviewed by AH

WORK ORDER AGREED TO AND ACCEPTED BY:	Legal Department

RADIUS HEALTH, INC.	LONZA SALES LTD

By	/s/ David C. Hanley	By	/s/ Marie Leblanc	/s/ Nadia Zieger

Associate Director

Key Account Management

Print Name	David C. Hanley	Print Name	Nadia Zieger
Title	Executive Director	Title	Senior Legal Counsel
Date	25 Mar 2015	Date	27 Mar 2015